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                                                             Exhibit 4(b)(ii).38




Summary Translation of Amendment No. 11 to the GSM Interconnection Agreement
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(the "Agreement") between EuroTel and Slovenske telekomunikacie, a.s.
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This Amendment No. 11 dated February 2, 2002 extends the duration of the
Agreement until February 28, 2002.